Exhibit 10.1

THIRD AMENDMENT TO THE PURCHASE AGREEMENT

ENTERED INTO ON MAY 1, 2019

THIS THIRD AMENDMENT to the Purchase Agreement (as defined below) (the “Amendment”) is entered into as of January 11, 2024, with an effective date of January 2, 2024 (the “Effective Date”), by and between RELIANCE GLOBAL GROUP, INC., a Florida corporation (the “Company”), Fortman Insurance Services, LLC, an Ohio limited liability company (the “Subsidiary”), Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Seller”), Jonathan Fortman (“First Holder”), and Zachary Fortman (“Second Holder”, and collectively with the First Holder, the “Holders”) (the Company, Subsidiary, Seller, and Holders are collectively referred to herein as the “Parties”).

BACKGROUND

A. Subsidiary, Seller, and Holders entered into that certain purchase agreement on or around May 1, 2019, with respect to the Subsidiary’s acquisition of the business and certain assets of the Seller, which was amended in August of 2022 (as amended from time to time, the “Purchase Agreement”); and

B. The Parties entered into that certain second amendment to the Purchase Agreement on or around May 18, 2023 (the “Second Amendment”); and

C. The Parties desire to amend the Purchase Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties hereby acknowledge and agree that the First Holder Make-Up Payment (as defined in the Second Amendment) shall be equal to $423,107 (the “First Holder Make-Up Payment”). The unpaid portion of the First Holder Make-Up Payment (excluding accrued interest at all times) shall bear interest at the rate of 10% per annum, beginning on January 2, 2024, and continuing until the First Holder Make-Up Payment has been paid in full. The Company shall pay the First Holder Make-Up Payment and accrued interest thereunder to the First Holder in monthly installments of $11,000, payable on the first business day of each month, beginning January 2, 2024, and until the First Holder Make-Up Payment is paid in full. The Parties acknowledge and agree that the final payment may be less than $11,000. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. For the avoidance of doubt, the Company may make additional partial payments or full payment at any time.

2. The Parties hereby acknowledge and agree that the Second Holder Make-Up Payment (as defined in the Second Amendment) shall be equal to $423,107 (the “Second Holder Make-Up Payment”). The unpaid portion of the Second Holder Make-Up Payment (excluding accrued interest at all times) shall bear interest at the rate of 10% per annum, beginning on January 2, 2024, and continuing until the Second Holder Make-Up Payment has been paid in full. The Company shall pay the Second Holder Make-Up Payment and accrued interest thereunder to the Second Holder in monthly installments of $11,000, payable on the first business day of each month, beginning January 2, 2024, and until the Second Holder Make-Up Payment is paid in full. The Parties acknowledge and agree that the final payment may be less than $11,000. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. For the avoidance of doubt, the Company may make additional partial payments or full payment at any time.

3. The Holders each represent and warrant that, as of the Effective Date, each of the Holders are an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the laws of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts located in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Purchase Agreement. Except as specifically modified hereby, all of the provisions of the Purchase Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

RELIANCE GLOBAL GROUP, INC.		FORTMAN INSURANCE AGENCY, LLC

By:	/s/ Joel Markovits	By:	/s/ Jonathan Fortman
Name:	Joel Markovits	Name:	Jonathan Fortman
Title:	Chief Financial Officer	Title:	Member

FORTMAN INSURANCE SERVICES, LLC		By:	/s/ Jonathan Fortman
Jonathan Fortman, an individual
By:	/s/ Ezra Beyman
Name:	Ezra Beyman	By:	/s/ Zachary Fortman
Title:	Manager	Zachary Fortman, an individual